SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

Commission File Number: 000-53750

PROTEONOMIX, INC.

(Name of Registrant in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	13-3842844 (I.R.S. Employer Identification No.)
187 Mill Lane Mountainside, New Jersey (Address of Principal Executive Offices)	07052 (Zip Code)
973-544-6116 (Issuer’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 - Other Events

Proteonomix, Inc. (the "Company") issued a press release, dated August 25, 2010, entitled-"Proteonomix, Inc. (PROT) Plans European Investor Road Show.."

The press release is in its entirety below:

PROTEONOMIX, INC. (PROT) PLANS EUROPEAN INVESTOR ROAD SHOW

Michael Cohen, Chairman and CEO, to Visit Several European Cities to Discuss Company’s Growth Plan and Future Outlook with Institutional Investors

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MOUNTAINSIDE, NJ – August 25, 2010 -- PROTEONOMIX, INC. (OTC.BB:PROT), a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives, announced today that Mr. Michael Cohen, Chairman and CEO, is scheduling a multi-city European road trip to create additional awareness of the Proteonomix, Inc. investment opportunity to institutional investors.

Scheduled for early October, Mr. Cohen will discuss with sophisticated investors the recent contract to establish a joint venture with a group of investors that will establish a new stem cell treatment and research facility in the United Arab Emirates (U.A.E.).  In addition, Mr. Cohen will discuss the opportunity to set up additional joint ventures in other countries using the U.A.E. arrangement as a model.

The recent contract calls for the joint venture partner to invest $5 million on or before September 10, 2010 in a Joint Venture company, XGEN Medical LLC. (“XGen”), a Nevis Island limited liability company.  For additional details about the joint venture agreement, please refer to the August 17, 2010 press release.

“Proteonomix has made great strides recently,” stated Mr. Cohen, “and we have been contacted by several European entities that have requested additional information about our proprietary stem cell activities.  In recognition of the interest in Europe and the potential for additional joint venture agreements in various European countries, we recognize that it is propitious to meet with a number of the European institutional investors both to educate them on the intrinsic value of Proteonomix shares and garner interest in strategic relationships.”

About Proteonomix, Inc.:

Proteonomix is a biotechnology company focused on developing therapeutics based upon the use of human cells and their derivatives. Proteoderm, Inc. is a wholly owned subsidiary of Proteonomix that has recently opened its retail web site, Proteoderm.com, and begun accepting pre-orders for its anti-aging line of skin care products. StromaCel, Inc.'s goal is the development therapeutic modalities for the treatment of Cardiovascular Disease (CVD). StromaCel, Inc. is pursuing the licensing of other technologies for therapeutic use. National Stem Cell, Inc. is Proteonomix's operating subsidiary. The Sperm Bank of New York, Inc. is a fully operational tissue bank. Proteonomix Regenerative Translational Medicine Institute, Inc. ("PRTMI") intends to focus on the translation of promising research in stem cell biology and cellular therapy to clinical applications of regenerative medicine. Proteonomix intends to create and dedicate a subsidiary to each of its technologies. Please also visit http://www.proteonomix.com/, http://www.proteoderm.com/, http://www.otcqb.com/ and http://www.sec.gov/.

Forward-looking statements

Certain statements contained herein are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Proteonomix, Inc. cautions that statements made in this press release constitute forward-looking statements and makes no guarantee of future performance. Actual results or developments may differ materially from projections. More specifically, the investment may never occur negating the agreement, product performance and/or side effects may necessitate termination of the joint venture, the implementation of the agreement may not succeed and inadequate or no business may develop causing the failure of the joint venture and there are inherent risks in foreign operations, particularly those in the Mideast. Forward-looking statements are based on estimates and opinions of management at the time statements are made.

Contact:

Donald C. Weinberger / Adam Lowensteiner

Wolfe Axelrod Weinberger Associates, LLC

 (212) 370-4500

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTEONOMIX, INC.

Dated: August 26, 2010

By:/s/Michael Cohen

Name:   Michael Cohen

  President